SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Molex Inc.
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(Name of Registrant as Specified In Its Charter)

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September 29, 2006

Dear Stockholder:

As previously reported to you, Molex Incorporated will hold its annual meeting of stockholders on Friday, October 27, 2006. At the annual meeting, you will be asked to vote on: (1) the election of Class I directors, (2) the ratification of the selection of Ernst & Young LLP as Molex’s independent auditors for the fiscal year ending June 30, 2007, and (3) any other business that properly comes before the meeting or any adjournments or postponements thereof. These proposals are described in the proxy statement that was mailed to you on or about September 13, 2006.

Subsequent to the mailing of the proxy statement, Joe W. Laymon, one of the nominees for election to the Board of Directors, resigned from the Board as of September 25, 2006. Mr. Laymon advised us that he is resigning due to his business commitments following recent senior management changes and the acceleration of the restructuring at Ford Motor Company, where he serves as Group Vice President, Corporate Human Resources and Labor Affairs. Molex has benefited greatly from Mr. Laymon’s service and the Board thanks him for his dedicated service.

In light of this development, the Board, in accordance with Molex’s By-laws, fixed the number of directors of the Company at 12, and the number of directors in Class I at three. Accordingly, only the three remaining Class I nominees, Michelle L. Collins, Fred L. Krehbiel and David L. Landsittel, will stand for election at the annual meeting.

Stockholders should still complete, sign, date and return the proxy card previously mailed with the proxy statement. Proxies previously submitted for the annual meeting continue to be valid. Unless withdrawn, such proxies will be voted in accordance with their instructions. Proxies voted in favor of the Board's nominees for election as director, and not withdrawn, will be voted for Ms. Collins, Mr. Krehbiel and Mr. Landsittel, but will not be voted for Mr. Laymon due to his resignation.

The Board is conducting a search for one or more independent directors in accordance with the Procedures for Identifying and Evaluating Candidates for Director attached as an annex to the proxy statement. In view of the time required to conduct an appropriate search and complete the due diligence and deliberations contemplated by these procedures, the search is not expected to be completed prior to the annual meeting.

You should consider this supplemental information, along with the information set forth in the notice of annual meeting and proxy statement dated September 13, 2006, in casting your vote by proxy or at the annual meeting.

We encourage you to return your proxy card promptly and appreciate your continued support.

Sincerely,

Ana G. Rodriguez
Corporate Secretary

MOLEX INCORPORATED
2222 WELLINGTON COURT, LISLE, IL 60532-1682
TEL 630-969-4550 FAX 630-969-1352
www.molex.com